UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  March 6, 2000
                                  -------------
                        (Date of earliest event reported)

                          Commission file number 1-7349

                                BALL CORPORATION
                                ----------------
             (Exact name of Registrant as specified in its charter)

         Indiana                    1-7349                  35-0160610
         -------                    ------                  ----------
        (State of                 Commission               IRS Employer
      Incorporation)               File No.)            Identification No.)

          10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
          -------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (303) 469-5511
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

                                Ball Corporation
                           Current Report on Form 8-K
                               Dated March 6, 2000

Item 2. Disposition of Assets

Ball Corporation and ConAgra Grocery Products Company, a unit of ConAgra, Inc., announced on February 24, 2000, that they have signed a definitive agreement to form a strategic alliance for the manufacture and supply of metal food containers for ConAgra Grocery Products.

The two companies agreed to form a joint venture company called Ball Western Can Company to acquire and operate certain ConAgra Grocery Products can manufacturing assets in California. Additionally, Ball will purchase certain can manufacturing assets now owned and used by the ConAgra Grocery Products plant in Newport, Tennessee. The new joint venture company and Ball will then supply metal food cans and ends under long-term agreements to ConAgra Grocery Products, whose requirements are currently about one billion cans and ends per year.

Ball and ConAgra Grocery Products believe that the transaction will be finalized by the end of March 2000.

The text of the press release disseminated by the Company on February 24, 2000, is filed with this report as Exhibit 99.1.

                                Ball Corporation

                           Current Report on Form 8-K

                               Dated March 6, 2000

                                  EXHIBIT INDEX

                               Description Exhibit

Text of Press Release Disseminated by the Registrant on
   February 24, 2000 (Filed herewith)                                    EX-99.1

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ball Corporation
(Registrant)


By:     /s/ R. David Hoover
        ---------------------------------------
        Name:   R. David Hoover
        Title:  Vice Chairman, President
                  and Chief Financial Officer

Date:   March 6, 2000